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                                                                    EXHIBIT 10.4


                          SECURITIES PURCHASE AGREEMENT

         This SECURITIES PURCHASE AGREEMENT, dated as of June 17, 1999 (as amended or otherwise modified from time to time, this "Agreement") by and among Hallmark Entertainment Networks, Inc., a Delaware corporation (the "Company"), Hallmark Entertainment Distribution Company, a Delaware corporation, the sole shareholder of the Company and a direct subsidiary of HEI ("HEDC"), Hallmark Entertainment, Inc. ("HEI"), a Delaware corporation and an indirect subsidiary of Hallmark Cards, Incorporated, and Chase Equity Associates, L.P., a California limited partnership (the "Purchaser").

                                   WITNESSETH:

         WHEREAS, the Company wishes to obtain equity financing through the issuance and sale to Purchaser of Class B Non-Voting Common Stock, par value $0.01 per share ("Class B Common Stock", and together with the Class A Common Stock, "Common Stock"), having the terms set forth in the Certificate of Amendment to the Certificate of Incorporation (the shares of Common Stock purchased hereunder are referred to herein as the "New Securities"); and

         WHEREAS, the Purchaser is willing on the terms and conditions set forth in this Agreement to purchase the New Securities in the amount set forth on
Schedule I;

         NOW, THEREFORE, based upon the mutual covenants and agreements herein contained, and for other good and sufficient consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

         Section 1.1. Defined Terms. All capitalized terms used herein shall have the meanings set forth in that certain Securities Purchase Agreement, dated as of May 29, 1998, among the Purchaser, the Company and the parties named therein (the "Original Securities Purchase Agreement").

                                   ARTICLE II

                             PURCHASE AND SALE TERMS

         Section 2.1. Purchase and Sale. Subject to the terms of this Agreement, the Company shall authorize, issue and sell to the Purchaser, and the Purchaser shall purchase from the


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Company on the date hereof, the number of shares of Common Stock at the aggregate purchase price set forth opposite the Purchaser's name on Schedule I hereto.

         Section 2.2. Payment and Delivery. The Purchaser shall pay the purchase price for the New Securities purchased by it in full, in cash, by wire transfer of immediately available funds to the account designated by the Company in writing. The purchase price for the Purchaser is as set forth opposite the Purchaser's name on Schedule I hereto. Upon delivery of such funds, the Company shall deliver to the Purchaser stock certificates evidencing the Common Stock to be purchased by it, registered in the name of the Purchaser or its nominee.

         Section 2.3. Transfer Legends and Restrictions. The transfer of the shares of Common Stock purchased hereunder as well as any Conversion Securities will be restricted in accordance with the terms hereof and of the Related Documents. Each certificate or other instrument evidencing the Common Stock or any Conversion Securities, including any certificate or other instrument issued to any transferee thereof, shall be imprinted with one or more legends in substantially the form required pursuant to the Related Documents, and such legends shall not be removed from such certificates or other instruments except in accordance with the terms and provisions of the Related Documents.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The parties named below, represent and warrant to the Purchaser, as of the date hereof and on the Closing Date, as follows:

         Section 3.1. Incorporation by Reference. Each of the representations and warranties of the parties set forth in Sections 5.1 through 5.5 of the Original Securities Purchase Agreement are incorporated herein by reference and are made as of the date hereof except that Schedule II (Item 5.4) to the Original Securities Purchase Agreement is updated as set forth on Schedule II hereto.

                                    ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         Purchaser represents and warrants to the Company as follows:

         Section 4.1. Existence; Power and Authority. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California. It has all requisite power and authority and has taken all required partnership and other action necessary to execute and deliver and perform this Agreement, the Related Documents and each

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other document or instrument related hereto or thereto to which it is a party, and to carry out the terms hereof and thereof. None of the foregoing actions will (i) violate any provision of its organizational documents, (ii) result in the breach of or constitute a default under any contract, agreement or instrument to which it is a party or by which it is bound, (iii) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court, tribunal or governmental entity or authority applicable to or bearing upon it or any of its assets or business, or (iv) require any consent or approval of, filing or taking of any other action with, or notice to, any Person, other than such Consents, approvals, filings or actions the failure of which to take or obtain would to reasonably be expected to have a Material Adverse Effect or have already been obtained.

         Section 4.2. Enforceability, etc. This Agreement and each of the Related Documents has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Purchaser enforceable against it in accordance with their respective terms.

         Section 4.3. Purchase for Investment. It is purchasing the New Securities for its own account and not for the account of any Plan and with no present intention to distribution thereof. Purchaser understands that the New Securities and any Conversion Securities must be held indefinitely unless it is registered under the Securities Act or an exemption from such registration becomes available, and that the New Securities and any Conversion Securities may be transferred only as provided in this Agreement and the Related Documents.

         Section 4.4. Financial Matters. It represents and understands that the purchase of the New Securities involves substantial risk and that Purchaser's financial condition and investments are such that it is in a financial position to hold the New Securities for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, such Securities. Purchaser represents that it is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act, and that it is a sophisticated investor, capable of evaluating the merits and risks of investing in the Company given its current stage of development.

         Section 4.5. Adequate Access to Personnel and Materials. During the negotiation of the transactions contemplated herein, Purchaser and its representatives have been afforded full and free access to HEI's and the Company's corporate books, financial statements and records, have been afforded an opportunity to ask such questions of the Company's officers and employees concerning the Company's business, operations, financial condition, assets, liabilities and other relevant matters, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investment contemplated herein.

         Section 4.6. Brokers, etc. It has not dealt with, nor is the Purchaser obligated to pay any fee or commission in connection with, any broker, finder or other similar Person in connection with the offer or sale of the New Securities or any of the transactions contemplated by this Agreement.


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         Section 4.7. Litigation. There are no actions, suits, proceedings, orders, investigations or claims pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser, at law or in equity, before any court, arbitration panel, tribunal or governmental commission, bureau, agency or instrumentality which would reasonably be expected to have a material adverse effect on the legal ability of the Purchaser to consummate the transactions contemplated by this Agreement or which seeks to enjoin or restrain the consummation of the transactions contemplated by this Agreement and the Related Documents.

                                    ARTICLE V

                                  MISCELLANEOUS

         Section 5.1. Indemnification by the Company. Subject to the other provisions of this Article V, HEI and the Company shall jointly and severally indemnify the Purchaser and its respective affiliates and their officers, directors, employees, agents and representatives against, and shall hold them harmless from, any loss, liability, third-party claim, damage or expense (including reasonable legal fees and expenses but excluding loss of profits or other consequential damages), for or on account of or arising from or in connection with or otherwise with respect to any breach on the part of HEI or the Company of any representation or warranty made by it contained in Article III.

         Section 5.2. Indemnification by the Purchaser. Subject to the other provisions of this Article V, the Purchaser shall indemnify HEI, HEDC and the Company and their affiliates and their respective officers, directors, employees, agents and representatives against, and shall hold them harmless from, any loss, liability, third-party claim, damage or expense (including reasonable legal fees and expenses but excluding loss of profits or other consequential damages) for or on account of or arising from or in connection with or otherwise with respect to any breach on the part of the Purchaser of any representation or warranty contained in Article VI or covenant made by it contained in this Agreement.

         Section 5.3. Indemnification Procedures for Claims. All claims for indemnification by any party and all costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be subject to the provisions of Sections 9.4 through 9.6 of the Original Securities Purchase Agreement.

         Section 5.4. Remedies Cumulative. Except as herein provided, the remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto, whether at law or in equity.

         Section 5.5. Put Rights. The New Securities purchased hereunder shall be deemed "Securities" as such term is used and for the purposes of Sections
7.13 through 7.16 of the Original Securities Purchase Agreement.

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         Section 5.6. Severability. Whenever possible, each provision of this
Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         Section 5.7. Parties in Interest. Subject to Section 7.15 of the Original Securities Purchase Agreement, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of each of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

         Section 5.8. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement on the Original Securities Purchase Agreement or any Related Document shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or sent by telecommunications facsimile. Such notices, demands and other communications shall be sent to the Company and the Purchaser at the addresses (or facsimile numbers) set forth on Schedule III hereto or to such other address (or facsimile number) or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

         Section 5.9. No Waiver. No failure to exercise and no delay in exercising any right, power or privilege granted under this Agreement shall operate as a waiver of such right, power or privilege. No single or partial exercise of any right, power or privilege granted under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         Section 5.10. Amendments and Waivers. Except as herein provided, this Agreement may be modified or amended only by a writing signed by the Company and by the Holders of 51% of the outstanding Securities then outstanding.

         Section 5.11. Understanding Among the Purchasers. The determination of the Purchaser to purchase the New Securities pursuant to this Agreement has been made by the Purchaser independent of any other purchaser and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other purchaser or by any agent or employee of any other purchaser. In addition, it is acknowledged by the Purchaser that no other purchaser has acted as an agent of the Purchaser in connection with making its investment hereunder and that no other Person shall be acting as an agent of the Purchaser in connection with monitoring its investment hereunder.


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         Section 5.12. Governing Law. The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its shareholders. All other issues hereunder shall be governed by and construed in accordance with the procedural and substantive laws of the State of New York without regard for its conflicts of laws rules.

         Section 5.13. Entire Understanding. This Agreement expresses the entire understanding of the parties and supersedes all prior and contemporaneous agreements and undertakings, both written and oral, of the parties with respect to the subject matter of this Agreement. It is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         Section 5.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one agreement.

         Section 5.15. Publicity. None of the parties hereto nor their respective affiliates shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other parties, which consent shall not be unreasonably withheld or withdrawn, except as may be required by law or the regulations or policies of any securities exchange, in which case the party required to make the release or statement shall allow the other party reasonable time to comment on such release or statement in advance of such issuance.

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         IN WITNESS WHEREOF, the Company, HEI, HEDC and the Purchaser have executed this Agreement as of the day and year first above written.

                              HALLMARK ENTERTAINMENT
                              NETWORK, INC.,

                              By:  /s/ WILLIAM J. ALIBER
                                 ----------------------------------------
                                 Name:  William J. Aliber
                                      -----------------------------------
                                 Title: Vice President
                                       ----------------------------------

                              HALLMARK ENTERTAINMENT
                              DISTRIBUTION COMPANY,

                              By:  /s/ WILLIAM J. ALIBER
                                 ----------------------------------------
                                 Name:  William J. Aliber
                                      -----------------------------------
                                 Title: Vice President
                                       ----------------------------------

                              HALLMARK ENTERTAINMENT, INC.,

                              By:  /s/ WILLIAM J. ALIBER
                                 ----------------------------------------
                                 Name:  William J. Aliber
                                      -----------------------------------
                                 Title: Executive Vice President and
                                         Chief Financial Officer
                                       ----------------------------------

                              CHASE EQUITY ASSOCIATES, L.P.

                              By:  Chase Capital Partners,
                                   its general partner


                              By:  /s/  ARNOLD L. CHAVKIN
                                 ----------------------------------------
                                 Name:  Arnold L. Chavkin
                                 Title: General Partner